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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF DELTA AIR LINES, INC.
                             AS OF DECEMBER 31, 2004


                                                                     JURISDICTION OF INCORPORATION OR
NAME OF SUBSIDIARY                                                             ORGANIZATION
------------------                                                   --------------------------------
Aero Assurance Ltd.                                                               Vermont
ASA Holdings, Inc.                                                                Georgia
Atlantic Southeast Airlines, Inc.                                                 Georgia
Comair Holdings, LLC                                                              Delaware
Comair, Inc.                                                                      Ohio
Comair Services, Inc.                                                             Kentucky
Crown Rooms, Inc.                                                                 New York
DAL Aircraft Trading, Inc.                                                        Delaware
DAL Global Services, LLC                                                          Delaware
DAL Moscow, Inc.                                                                  Delaware
Delta AirElite Business Jets, Inc.                                                Kentucky
Delta Air Lines, Inc. and Pan American World Airways, Inc.                        Germany
   - Unterstutzungskasse GMBH
Delta Air Lines Dublin Limited                                                    Ireland
Delta Air Technology, Ltd.                                                        United Kingdom
Delta Benefits Management, Inc.                                                   Delaware
Delta Connection Academy, Inc.                                                    Florida
Delta Connection, Inc.                                                            Delaware
Delta Corporate Identity, Inc.                                                    Delaware
Delta Loyalty Management Services, LLC                                            Delaware
Delta Technology, LLC                                                             Georgia
Delta Ventures III, LLC                                                           Delaware
Epsilon Trading, Inc.                                                             Delaware
Guardant, Inc.                                                                    Delaware
Kappa Capital Management, Inc.                                                    Delaware
New Sky, Ltd.                                                                     Bermuda
Song, LLC                                                                         New York
TransQuest Holding, Inc.                                                          Georgia


None of Delta's subsidiaries do business under any names other than their corporate names, with the following exceptions:

         DAL Global Services, LLC conducts business as DAL Global Services, Inc. in the following states: Alaska, Arizona, Missouri, New Jersey and New Mexico.



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         Delta Technology, LLC conducts business as Delta Technology, Inc. in the following states: Alabama, Connecticut, Hawaii, Kansas, Louisiana, Massachusetts, Michigan, Mississippi, Missouri, Montana, Nebraska, New York, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, Tennessee, Texas, West Virginia and Wisconsin.

         Delta Technology, LLC conducts business as Delta Air Lines Technology, Inc. in the following states: Alaska, Arizona, Arkansas, California, Indiana, New Jersey, New Mexico, Oklahoma and Virginia.

         Comair, Inc. conducts business as Comair South, Inc. in the states of Alabama and Florida.